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                                   EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

         AGREEMENT entered into as of the 8th day of May, 1996, by and between RailCom, Ltd., a Georgia corporation ("RailCom"), and Outdoor Systems, Inc., a Delaware corporation ("Purchaser").

         RailCom has entered into that certain Purchase and Sale Agreement between CSX Realty Development Corporation, The Three Rivers Railway Company, The Atlantic Land and Improvement Company, Winston-Salem Southbound Railway Company, Gainesville Midland Railroad Company, Richmond, Fredericksburg and Potomac Railway Company, and RailCom, Ltd., dated January 23, 1996, as amended by that certain Amendment to Purchase Agreement, dated March 29, 1996, and that certain Second Amendment to Purchase Agreement, dated May 8, 1996, a copy of which is attached hereto as Exhibit A (the "CSX Purchase Agreement"). References herein to "CSX" refer collectively to all of the parties identified as "Seller" in the CSX Purchase Agreement (i.e., all of the parties other than RailCom, Ltd.). All capitalized terms used in this Agreement shall have the meanings ascribed to them by the CSX Purchase Agreement, except to the extent otherwise defined by this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, and covenants herein contained, the parties agree as follows:

         1. Purchase and Sale of Assets. On and subject to the terms and conditions set forth in this Agreement, within two (2) days after RailCom and CSX consummate the transactions contemplated by the CSX Purchase Agreement, RailCom shall sell to Purchaser, and Purchaser shall purchase from RailCom all (but not less than all) of the assets and rights that RailCom acquires from CSX pursuant to the CSX Purchase Agreement, including the Easement and the License Agreement for each Outdoor Advertising Facility (the "Purchased Assets"), and Purchaser shall assume all obligations and liabilities of RailCom under the CSX Purchase Agreement (including the RailCom Note), the Easement and the License Agreement.

         2. Purchase Price. The purchase price for the Purchased Assets shall be Two Million Four Hundred Thousand Dollars ($2,400,000.00) (the "Purchase Price").

         3. Payment of Purchase Price. At the Closing, Purchaser shall pay the Purchase Price to RailCom by wire transfer of immediately available funds to such account in the United States as is designated by RailCom prior to Closing.

         4. Transfer of Assets. At the Closing, (i) RailCom shall execute and deliver to Purchaser a limited warranty deed conveying to Purchaser the Easement acquired by RailCom pursuant to the CSX Purchase Agreement, and (ii) RailCom and Purchaser shall execute an assignment and assumption instrument in substantially the form attached hereto as Exhibit B. After the Closing, RailCom shall from time to time at the request of Purchaser and without further consideration execute and deliver to Purchaser such additional instruments of transfer as Purchaser may reasonably request to transfer more effectively the Purchased Assets to Purchaser.

         5. Prorations; Transfer Tax. The parties will prorate as of the Closing Date all revenues and expenditures relating to the Purchased Assets, including all payments from licensees and all ad valorem taxes and utility charges (determined in the same manner as set forth in the CSX Purchase Agreement). In particular, without limiting the generality of the preceding sentence, RailCom shall be entitled to all payments of whatever kind due from licensees under the various License Agreements attributable to the period through and including the Closing Date (determined in the same manner as set forth in Paragraph 3.2 of the CSX Purchase Agreement). RailCom shall bear the real estate transfer tax, if any, on the transfer of the Easement from CSX to RailCom (but not from RailCom to Purchaser). RailCom agrees to deposit with Purchaser at Closing the sum of $20,000 to be used by Purchaser, and further agrees to promptly pay or reimburse Purchaser for any such tax in excess of the Deposit, to satisfy RailCom's obligation pursuant to the preceding sentence as and when the Easement is recorded. Without diminishing RailCom's continuing obligation to bear the tax (pursuant to the second preceding sentence), any portion of the Deposit not expended by Purchaser by the date occurring one year after Closing shall be refunded, without interest, to RailCom.


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         6. Closing. The consummation of the transactions contemplated by this
Agreement (the "Closing") shall take place at the offices of Railcar, Ltd. at 1819 Peachtree Road, N.E., Suite 315, Atlanta, Georgia 30309, commencing at 11:00 a.m., Georgia time, on May 22, 1996, or at such other time and place as RailCom and Purchaser may mutually determine. The date and time of the Closing is referred to herein as the "Closing Date."

         7. Expenses. All expenses incurred by Purchaser in connection with the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by Purchaser. All expenses incurred by RailCom in connection with the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by RailCom.

         8. Brokers. RailCom and Purchaser hereby represent and warrant that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein. Each party (the "Indemnitor") shall indemnify the other party and hold it harmless from and against any and all claims or demands for commissions or other compensation from any broker or other similar agent claiming to have been employed by or on behalf of the Indemnitor.

         9. Maintenance of CSX Purchase Agreement. RailCom shall take all steps reasonable and necessary on its part to maintain the CSX Purchase Agreement in full force and effect and to consummate the transactions contemplated by the CSX Purchase Agreement.

         10. Representations and Warranties of RailCom. RailCom represents and warrants to Purchaser as follows:

                  (a) Due Authorization by RailCom. RailCom is a corporation duly organized, validly existing and in good standing under the laws of Georgia. RailCom has the full right, power, and authority to execute and deliver and to perform and comply with this Agreement in accordance with its terms; this Agreement has been duly and validly executed and delivered by RailCom and has been duly and validly authorized by all necessary corporate action; this Agreement constitutes the valid and legally binding obligation, subject to general equity principles, of RailCom, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally; and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach by RailCom of its organizational and governing documents or any provision of any contract or other instrument to which RailCom is a party or is bound.

                  (b) Prior Commitments. Except as set forth in the CSX Purchase Agreement, RailCom is not party nor subject to any outstanding contracts, demands, commitments, or other agreements or arrangements under which it is or may become obligated to sell, transfer or assign any of the Purchased Assets.

                  (c) Noncontravention. To the knowledge of RailCom, the sale of the Purchased Assets contemplated hereby does not violate any law of the United States or of any state.

                  (d) Litigation. RailCom is not a party to, and is not threatened with, any legal action or other proceeding before any court or administrative agency which might materially adversely affect RailCom's ability to perform its obligations and consummate the transactions contemplated herein, and, to the knowledge of RailCom, there is no basis for any such legal action or proceeding.

                  (e) Contracts, Leases, Etc. There is no default, and no facts or circumstances which with the passage of time or otherwise shall constitute or result in a default, with respect to the CSX Purchase Agreement, and neither the execution of this Agreement nor the consummation of the transactions contemplated herein shall cause or result in a default or acceleration of liability under the CSX Purchase Agreement. The execution and delivery of this Agreement by RailCom and the consummation of the transactions contemplated hereby do not require the consent of any party other than CSX.


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                  (f) CSX Purchase Agreement. A true, correct and complete copy of the CSX Purchase Agreement is attached hereto as Exhibit A. The CSX Purchase Agreement is owned by RailCom free and clear of any liens, charges or other encumbrances of any nature whatsoever. Railcom shall not make any changes, alterations, modifications or amendments to the CSX Purchase Agreement without the prior written consent of Purchaser.

                  (g) No Suits, Etc. There are no actions, suits, complaints, claims, counter-claims, petitions, set-offs, inquiries, investigations, administrative proceedings, arbitrations, or private dispute resolution proceedings, whether at law, in equity, by contract or agreement, or otherwise, pending or threatened against, by or affecting RailCom, RailCom's assets and properties or RailCom's business. RailCom has not been charged with, nor is it under investigation with respect to any charge concerning, any violation of any provision of, any federal, state, local or municipal constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions and similar laws and legal requirements as in effect from time to time. There are no unsatisfied judgments against RailCom for any orders, writs, judgments, decrees, rulings and awards of any court, tribunal, agency, administrative or governmental body to which RailCom or any of RailCom's assets and properties are subject.

         11. Representations and Warranties of Purchaser. Purchaser represents and warrants to RailCom as follows: Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full corporate power and authority to make, execute and perform this Agreement and the transactions contemplated hereby. This Agreement and all transactions required hereunder to be performed by Purchaser have been duly and validly authorized and approved by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered on behalf of Purchaser by its duly authorized officers, and constitutes the valid and legally binding obligation, subject to general equity principles, of Purchaser, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of Purchaser's organizational and governing documents, or any provision of any contract or other instrument to which Purchaser is a party or is bound.

         12. Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement to purchase the Shares are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing Date, any or all of which may be waived in writing in whole or in part by Purchaser:

                  (a) The representations and warranties made by RailCom herein shall be true and correct at the time of Closing as though they were made at that time. In the event of any breach of the preceding sentence known to Purchaser at Closing, unless otherwise agreed by the parties, Purchaser's sole recourse and remedy against RailCom shall be either (1) to waive the breach and close the transactions herein contemplated, or (2) to terminate this Agreement, in either of which events RailCom shall have no further liability or obligations hereunder.

                  (b) RailCom shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date.

                  (c) RailCom shall have delivered to Purchaser duly adopted resolutions of the Board of Directors of RailCom, certified by the secretary or an assistant secretary of RailCom, dated the Closing Date, authorizing and approving the execution of this Agreement by RailCom and all other actions necessary to enable RailCom to comply with the terms of this Agreement.

                  (d) No legal action shall have been commenced by any Person seeking to enjoin or prohibit the transactions contemplated hereby.

                  (e) The CSX Purchase Agreement shall not have been modified (except for any modification to which Purchaser has consented in writing).

                  (f) CSX shall have consented to RailCom's transfer of the Purchased Assets as contemplated by


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this Agreement, in writing in an instrument or instruments reasonably satisfactory to Purchaser.

         13. Conditions to Obligations of RailCom. The obligations of RailCom under this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing Date, any or all of which may be waived in writing in whole or in part by RailCom:

                  (a) The representations and warranties made by Purchaser herein shall be true and correct at the time of Closing as though they were made at that time.

                  (b) Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or on the Closing Date.

                  (c) Purchaser shall have delivered to RailCom duly adopted resolutions of the Board of Directors of Purchaser, certified by the secretary or an assistant secretary of Purchaser, dated the Closing Date, authorizing and approving the execution of this Agreement by Purchaser and all other actions necessary to enable Purchaser to comply with the terms of this Agreement.

                  (d) No legal action shall have been commenced by any Person seeking to enjoin or prohibit the transactions contemplated hereby.

                  (e) CSX shall have consented to RailCom's transfer of the Purchased Assets as contemplated by this Agreement and shall have agreed to release RailCom from all obligations and liabilities of RailCom under the CSX Purchase Agreement, in writing in an instrument or instruments reasonably satisfactory to RailCom.

         14. Miscellaneous.

                  (a) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. Notwithstanding anything in this Agreement to the contrary, neither this Agreement nor any rights or benefits of Purchaser hereunder may be assigned by Purchaser.

                  (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to its conflicts of laws principles.

                  (c) Survival. All representations, warranties, covenants and agreements made by the parties in this Agreement and pursuant to the terms hereof shall survive the Closing (except to the extent the damaged party knew of any misrepresentation or breach thereof at the time of the Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

                  (d) Limitation of Liability. RailCom shall have no liability in excess of amounts received by it hereunder for any claims, actions, suits, demands, assessments, judgments, losses, damages, liabilities, costs and expenses suffered or incurred by Purchaser by reason of or arising out of the breach by RailCom of any representation, warranty, covenant or agreement hereunder or any indemnity obligation hereunder.

                  (e) Headings; Including. The section and paragraph headings in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. "Including" means including without limitation.

                  (f) Gender. Where the context requires, the use of any gender shall include any and all genders.

                  (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  (h) Severability. If any term or provision in this Agreement is held to be invalid, void, illegal or


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unenforceable in any respect, the Agreement shall not fail, but shall be deemed amended to delete the void or unenforceable term or provision, and the remainder of this Agreement shall be enforceable in accordance with its terms and shall not in any way be affected or impaired thereby.

                  (i) Time of Performance. Time is of the essence.

                  (j) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

         EXECUTED, under seal, as of the date first above written.




                      [Signatures appear on following page]

                                       RAILCOM:

                                       RAILCOM, LTD.


                                       By:         /S/ Wilds L. Pierce
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:      President
                                             ----------------------------------
                                                   [CORPORATE SEAL]


                                       PURCHASER:

                                       OUTDOOR SYSTEMS, INC.


                                       By:         /S/ William S. Levine
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:      Chairman
                                             ----------------------------------
                                                   [CORPORATE SEAL]


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